UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 19, 2023

Blue Biofuels, Inc.

(Exact name of registrant)

Nevada	000-54942	45-4944960
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3710 Buckeye Street, Suite 120

West Palm Beach, FL 33410

(Address of principal executive offices and zip code)

(888) 607-3555

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of class	Trading Symbol	Name of each exchange on which registered
Common Stock	BIOF	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12 b-2 of the Series Exchange act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

SECTION 4 – Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant.

On May 19, 2023, Blue Biofuels, Inc. (the “Company”) engaged BF Borgers CPA PC (“Borgers”) to serve as the Company’s independent accountant and PCAOB certified audit firm for purposes of auditing the Company’s financial statements for the period ending December 31, 2023. The Company had no contact with Borgers during the previous two years for any purpose.

The Company’s previous independent accounting firm, Prager Metis CPAs, LLC (“Prager”), which had performed the Company’s audits since 2020, was dismissed on May 19, 2023, by the Company’s audit committee. Prager was only engaged this year to perform a review of the Company’s unaudited quarterly financial information for the three months ended March 31, 2023. Prager’s report for either of the past two years (December 31, 2022 and 2021) did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles, except that such reports expressed substantial doubt regarding the Company’s ability to continue as a “going concern”.

During the years ended December 31, 2022 and 2021, and in the subsequent period through May 19, 2023, there were no disagreements with Prager on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to the satisfaction of Prager, would have caused Prager to make reference to the matter in its reports on the Company’s financial statements for such periods. During the years ended December 31, 2022 and 2021, and in the subsequent period through May 19, 2023, there were no reportable events of the types described in Item 304(a)(1)(v) of Regulation S-K.

SECTION 9 - Exhibits

Item 9.01 Exhibits

Letter to the Securities and Exchange Commission from Prager Metis CPAs, LLC, dated May 24, 2023

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE BIOFUELS, INC.

By:	/s/ Benjamin Slager
Name:	Benjamin Slager
Title:	Chief Executive Officer

Dated: May 24, 2023